Exhibit 99.02

STOCK OPTION AGREEMENT
Spectral Capital Corporation
 a Nevada corporation

THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into in duplicate this 6th day of February, 2012 between Spectral Capital Corporation, a Nevada corporation (“Employer”), and Jenifer Osterwalder ("Holder"), with respect to the following facts:

Pursuant and subject to the Spectral Capital Corporation 2012 Stock Option Plan, a copy of which is furnished to the Holder with a copy of this Agreement and the provisions of which, by this reference, are made a part of this Agreement as though specified completely and specifically verbatim in this Agreement (the "Plan"), the Employer's Board of Directors has determined that it is in the best interests of the Employer and its stockholders to grant the options provided for herein to the Holder. The parties agree as follows:

Options Granted

1. On the terms and conditions specified in this Agreement, Employer grants Holder the ability to acquire 5,000,000 Options to purchase shares of common stock of Employer at a purchase price of $0.61per share ("Options"), such Options being further subject to the provisions of the Plan, as administered by Employer’s Option Committee. Holder’s right to receive Options granted hereunder terminates should Holder resign, or be forcibly removed, as an employee of Employer.

Time of Exercise of Option

 2. Holder’s right to receive the Options shall vest monthly at 208,333 per month.  The remaining unvested options shall vest immediately upon a change of control of the Employer or upon the involuntary termination of the Holder’s services to the corporation without cause.  The date of issuance to the Termination Date (as defined below) shall be referred to herein as the “Exercise Period”. As long as Holder remains employed (i.e., all of Holder’s rights hereunder terminate if Holder is no longer employed by Employer as provided for hereunder), Holder’s right to exercise the Options granted hereunder shall remain in effect during the Exercise Period unless Holder is disabled within the meaning of Internal Revenue Code Section 22(e)(3) within thirty (30) days of the date of exercise, or twelve (12) months prior to the date of exercise. For purposes of this Agreement, "employment" and "employed" mean that Employee is employed by Employer, a parent or subsidiary corporation of Employer, or a corporation (or a parent or subsidiary corporation of such a corporation) issuing or assuming a stock option in a transaction to which Internal Revenue Code Section 424(a) applies.  For purposes of this Agreement, the “Termination Date” shall occur exactly ten (10) years from the date such Option is granted.  In the event that the Options qualify as Incentive Options and Holder owns, at the time such Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any subsidiary corporation or parent corporation of the Employer, the Options granted hereunder shall not be exercisable after the expiration of five (5) years from the date the Options are granted.

Method of Exercise

3. The Options shall be exercised by written notice delivered to Employer at its principal place of business, specifying the number of Options being exercised. The notice must be accompanied by payment (by cash, check, promissory note, or other means of payment as specified by the Option Committee) for the Option Purchase Price (calculated by taking the Option exercise price multiplied by the number of Options being exercised).

Capital Adjustments

              4.              (a) The existence of the Options shall not affect in any way the right or power of Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Employer's capital structure or its business, or any merger or consolidation of Employer or any issue of bonds, debentures, preferred stock having a preference to or affecting Employer's common stock or the rights thereof, or the issuance of any securities convertible into any such common stock or of any rights, options, or warrants to purchase any such common stock, or the dissolution or liquidation of Employer, any sale or transfer of all or any part of its assets or business, or any other act or proceeding of Employer, whether of a similar character or otherwise.

(b) The securities with respect to which the Options are granted are shares of the common stock of Employer as presently constituted, but if and whenever, prior to the delivery by Employer of all the shares of the common stock with respect to which the Options are granted, Employer shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of such common stock outstanding without receiving compensation therefore in money, services, or property, the number of shares of such common stock then remaining subject to the Options shall be adjusted as specified in the Plan.

Merger and Consolidation

 5.              (a) Following the merger of one or more corporations with and into Employer or any consolidation of Employer and one or more corporations in which Employer is the surviving corporation, the exercise of the Options shall apply to the shares of common stock of the surviving corporation.

(b) Notwithstanding any other provision of this Agreement, the Options shall terminate on the dissolution or liquidation of Employer.

Representations of Employer

6. During such time as the Options remain outstanding and unexpired, Employer will reserve for issuance, upon the exercise of the Options, the number of shares of Employer's common stock that are subject to the Options. The shares of Employer's common stock subject to the Options, when issued, shall be fully paid and nonassessable. Employer will pay, when due and payable, any and all taxes or fees that may be payable by Employer with respect to the grant of the Options or the issuance of any shares of Employer's common stock or certificates therefor subject to the Options. This does not include, however, any federal, state or other personal income or capital gains tax payable by Holder because of (i) the grant of the Options; (ii) the issuance of any share of the Employer's common stock upon exercise thereof; or (iii) any subsequent disposition of such shares, all of which shall remain the obligation of Holder.

Withholding Taxes

7. If Employer determines that it is required to withhold federal, state or local tax as a result of the exercise of the Options, Holder, as a condition to the exercise of the Options, shall make arrangements satisfactory to Employer to enable it to satisfy such withholding requirements.

Committee Determination Final

8. The interpretation of the Plan and this Agreement, including any inconsistency between the two documents, shall be reserved to and made by the Option Committee, which is the Committee of the Board of Directors of Employer provided for in the Plan. The Option Committee's determinations shall be final as between the parties hereto, unless otherwise determined by the Board of Directors of Employer.

Transfer of Option

9. During Holder's lifetime, the Options shall be exercisable only by Holder. The Options shall not be transferable by Holder, other than by the laws of descent and distribution upon Holder's death. In the event of Holder's death during employment or during the applicable period after termination of employment specified in Paragraph 2 of this Agreement, Holder's personal representatives may exercise any portion of the Options that remains unexercised at the time of Holder's death; provided, however, that any such exercise must be made, if at all, during the period within one year after Holder's death, and subject to the option termination date specified in Paragraph 2 of this Agreement.

Investment Undertaking

  10. The Options may be exercised only by Holder except as provided for herein.  The Holder will hold the Options and the rights constituent thereto for investment and not with an intention of distribution, and upon exercise will deliver a letter confirming the Holder's nondistributive intent with respect to the shares of the Employer’s common stock received as a result of the exercise of the Options.

Rights as Shareholder

   11. Holder will not be deemed to be a holder of any shares of Employer's common stock pursuant to the exercise of the Options until Holder pays the purchase price therefor and a stock certificate is delivered to Holder for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.

IN WITNESS WHEREOF, the parties have made and entered into this Agreement in duplicate on the date specified in its preamble.

EMPLOYER	HOLDER
Spectral Capital Corporation
a Nevada corporation	__________________
__________________
By: _________________________
Jenifer Osterwalder
Its: Chief Executive Officer

By: _________________________
Jenifer Osterwalder
Its: Secretary